Exhibit 5.2

May 27, 2014

Seadrill Partners LLC

2nd Floor, Building 11

Chiswick Business Park

566 Chiswick High Road

London W4 5YS, United Kingdom

Re: Registration Statement on Form F-3 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as counsel for Seadrill Partners LLC, a Marshall Islands limited liability company (the “Company”), with respect to certain legal matters in connection with the preparation and filing of a shelf registration statement on Form F-3 (such registration statement, as amended and supplemented from time to time, the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and to which this opinion is to be filed as an exhibit. The Registration Statement relates to the registration of the sale from time to time, pursuant to Rule 415 under the Securities Act, of (a) the Company’s senior debt securities (“Senior Debt Securities”) and subordinated debt securities (“Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”) and (b) common units and other units, each representing limited liability company interests in the Company, and options, warrants and rights to purchase common units and other classes of units (collectively with the Debt Securities, the “Securities”), that may be issued and sold by the Company or any selling unitholder named in a supplement (each, a “Prospectus Supplement”) to the prospectus (the “Prospectus”) contained in the Registration Statement. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in Prospectus Supplements.

The Senior Debt Securities will be issued in one or more series pursuant to an indenture (together with any supplemental indentures, the “Senior Indenture”) to be entered into between the Company and a trustee (the “Senior Trustee”), in substantially the form filed as an exhibit to the Registration Statement. The Subordinated Debt Securities will be issued in one or more series pursuant to a subordinated indenture (together with any supplemental indentures, the “Subordinated Indenture”) to be entered into between the Company and a trustee (the “Subordinated Trustee”), in substantially the form filed as an exhibit to the Registration Statement. The Senior Indenture and the Subordinated Indenture are hereinafter referred to each as an “Indenture” and together as the “Indentures”.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the form of Senior Indenture and the form of Subordinated Indenture filed as exhibits to the Registration Statement, (iii) such certificates, agreements, instruments, records and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law, as we considered appropriate.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) at the time of issuance of any Securities proposed to be offered and sold pursuant the Registration Statement, the Registration Statement will remain, effective and comply with all applicable laws, (v) a Prospectus Supplement will have been prepared and filed with the Commission describing the Debt

Securities offered thereby, (vi) all Debt Securities will be issued and sold in compliance with applicable federal, state and foreign securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement, (vii) the applicable Indenture will be duly authorized, executed and delivered by the parties thereto, (viii) each person that will sign an Indenture will have the legal capacity and authority to do so, (ix) the applicable Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (x) a definitive purchase agreement with respect to any Debt Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and (xi) any common units issuable upon conversion of any Debt Securities will have been duly authorized and reserved for issuance upon such conversion.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that when (a) the applicable Indenture has been duly qualified under the Trust Indenture, (b) an appropriate Prospectus Supplement or term sheet with respect to the Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (c) the Company has taken all necessary Company action to approve the issuance and terms of any such Debt Securities, (d) the applicable Indenture has been duly executed and delivered by each party thereto in accordance with the laws applicable to each party thereto, (e) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, (f) any common units issuable upon the conversion of any such Debt Securities, if applicable, have been duly and validly authorized for issuance, and (g) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement and the applicable purchase agreement, upon payment of the consideration for such Debt Securities as provided for in the applicable purchase agreement, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

We express no opinions concerning the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited to the laws of the State of New York and the federal laws of the United States of America and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement and the Prospectus. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission issued thereunder.

Very truly yours

/s/ Vinson & Elkins L.L.P.